EX-21

EXHIBIT 21

Exhibit 21

                       SUBSIDIARIES OF VAUGHAN FOODS, INC.
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SUBSIDIARY                          STATE OF INCORPORATION OR ORGANIZATION
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Cimarron Holdings, L.L.C.           Oklahoma